UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 24, 2021, Ocean Capital LLC issued the following press release:

Ocean Capital Sets the Record Straight Regarding UBS’ Recent Attempts to Mislead Shareholders of Certain Closed-End Bond Funds

Debunks Hollow Attempts to Disseminate Distortions and Outright Falsehoods Regarding Our Intentions to Shareholders of Fund IV and Fund V

Reaffirms Ocean Capital’s Interests are Squarely Aligned with Fellow Shareholders

Urges Shareholders to Vote on the BLUE Card to Elect Highly-Qualified and Independent Directors Who Are Not Beholden to UBS

SAN JUAN--(BUSINESS WIRE)--Ocean Capital LLC today sent the below letter to shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc., which are funds managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico.

***

 Dear Fellow Shareholder,

Ocean Capital LLC and the other participants in its solicitations (collectively, “Ocean Capital” or “we”) are concerned shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”) and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), each of which is managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (collectively, “UBS”). We have nominated highly-qualified and independent individuals for election to the Boards of Directors (the “Boards”) of Fund IV and Fund V at their Annual Meetings of Shareholders (the “Annual Meetings”) on August 26, 2021, and urge you to vote the BLUE Card to elect our slates.

Unfortunately, UBS and the Boards of Fund IV and Fund V are waging a low-road campaign in an apparent attempt to mislead shareholders. UBS and the Boards are spreading misinformation about Ocean Capital and our intentions. Letters sent by the funds on August 16, 2021 demonstrate to us that the incumbents are more interested in maintaining their positions than welcoming shareholder perspectives.[1]

In particular, we find it insulting that the directors would justify the funds’ poor returns and suggest that they have delivered strong results. We believe the case for boardroom change at the funds is irrefutable. We suspect that UBS’ apparent efforts to re-write history will prove futile once shareholders have an opportunity to review the facts:

Fact: Despite UBS’ attempts to spin poor performance, the reality is that shareholders have endured negative returns since the funds’ inceptions:

Average Annual Total Returns for Fund IV[2]	Average Annual Total Returns for Fund V[3]
One-Year: -33.27% Three-Year: 2.37% Five-Year: 6.61% Ten-Year -3.71% Inception to Date: -0.15%	One-Year: -35.92% Three-Year: -1.92% Five-Year: 5.59% Ten-Year -5.50% Inception to Date: -2.25%

Fact: The funds are using highly questionable arguments to claim our nominations are invalid.

  Notably, the funds have refused to accept our nominations of director candidates by claiming a shareholder must be a record holder of the funds’ shares in order to be eligible to submit nominations.
  The funds do not point to any plain language in the funds’ charters and bylaws or in Puerto Rico law that supports what we believe is a highly anti-shareholder position

Fact: Ocean Capital is not a “Georgia-based hedge fund” and it is a separate entity from First Southern, which is a Puerto Rico-based registered broker-dealer that provides investment banking and brokerage services to clients locally and throughout the United States.

  Ocean Capital is an investment vehicle formed in Puerto Rico by the principal of First Southern.
  Ocean Capital is not a 20/22 Act Company and therefore does not enjoy tax benefits under those statutes.
  First Southern was formed as a limited liability company in Puerto Rico, and a majority of its personnel are based in its Puerto Rico office.

Fact: Ocean Capital’s significant ownership in Fund IV and Fund V means our interests are squarely aligned with shareholders – we are not looking to “extract short-term profits” at the expense of our fellow investors.

  Our nominees are committed to putting shareholders’ interests first and evaluating all avenues to maximizing value once in the boardroom.
  We intend to facilitate boardroom changes at Fund IV and Fund V regardless of how long it takes.

At bottom, we believe recent communications from UBS are completely misleading and beg the question that if UBS is willing to stretch the truth and spread misinformation about one of its largest shareholders, how can we trust the funds’ directors to be good corporate stewards of our capital?

[1] Tax-Free Fixed Income Fund IV Letter (https://www.sec.gov/Archives/edgar/data/0001847305/000119312521248582/d185456ddefa14a.htm); Tax-Free Fixed Income Fund V Letter (https://www.sec.gov/Archives/edgar/data/0001847307/000119312521248577/d215472ddefa14a.htm).

[2] Market returns included in UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.

[3] Market returns included in UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.

If you have any questions about how to vote on the BLUE proxy card or BLUE voting instruction form to elect our nominees at Fund IV and Fund V before the August 26, 2021 Annual Meetings, please contact our proxy solicitor at ocean@investor.morrowsodali.com.

You can also visit our website www.ImproveUBSPRFunds.com to learn about our campaigns and the Coalition of Concerned UBS Closed-End Bond Fund Investors.

Sincerely,

W. Heath Hawk

Ocean Capital, LLC

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II and Roxana Cruz-Rivera (all of the foregoing, the “Fund IV Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund IV. All shareholders of Fund IV are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund IV Participants filed with the SEC, as they contain important information, including additional information relating to the Fund IV Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund IV Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II, Roxana Cruz-Rivera and Brent D. Rosenthal (all of the foregoing, the “Fund V Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund V. All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants filed with the SEC, as they contain important information, including additional information relating to the Fund V Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund V Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Contacts

For Investors:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

For Media:

MKA

Charlotte Kiaie / Ashley Areopagita, 646-386-0091

ckiaie@mkacomms.com / aareopagita@mkacomms.com

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